                                                                   EXHIBIT 10.21

                                                            10/31/01 CALWESTMTIN
                                                            CALIFORNIA FORM 1/03

                                      LEASE

                        CALWEST INDUSTRIAL HOLDINGS, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                    Landlord

                                       and

                             SCM MICROSYSTEMS, INC.,
                             A DELAWARE CORPORATION
                                     Tenant

                                TABLE OF CONTENTS

                                                                                                                           PAGE
1.       USE AND RESTRICTIONS ON USE....................................................................................     1

2.       TERM...........................................................................................................     2

3.       RENT...........................................................................................................     3

4.       RENT ADJUSTMENTS...............................................................................................     4

5.       SECURITY DEPOSIT...............................................................................................     7

6.       ALTERATIONS....................................................................................................     7

7.       REPAIR.........................................................................................................     9

8.       LIENS..........................................................................................................    10

9.       ASSIGNMENT AND SUBLETTING......................................................................................    10

10.      INDEMNIFICATION................................................................................................    13

11.      INSURANCE......................................................................................................    13

12.      WAIVER OF SUBROGATION..........................................................................................    14

13.      SERVICES AND UTILITIES.........................................................................................    14

14.      HOLDING OVER...................................................................................................    14

15.      SUBORDINATION..................................................................................................    14

16.      RULES AND REGULATIONS..........................................................................................    15

17.      REENTRY BY LANDLORD............................................................................................    15

18.      DEFAULT........................................................................................................    16

19.      REMEDIES.......................................................................................................    17

20.      TENANT'S BANKRUPTCY OR INSOLVENCY..............................................................................    18

21.      QUIET ENJOYMENT................................................................................................    19

22.      CASUALTY.......................................................................................................    19

23.      EMINENT DOMAIN.................................................................................................    20

24.      SALE BY LANDLORD...............................................................................................    20

25.      ESTOPPEL CERTIFICATES..........................................................................................    20

26.      SURRENDER OF PREMISES..........................................................................................    21

27.      NOTICES........................................................................................................    21

28.      TAXES PAYABLE BY TENANT........................................................................................    22

29.      INTENTIONALLY OMITTED..........................................................................................    22

30.      DEFINED TERMS AND HEADINGS.....................................................................................    22

31.      TENANT'S AUTHORITY.............................................................................................    22

32.      FINANCIAL STATEMENTS AND CREDIT REPORTS........................................................................    22

33.      COMMISSIONS....................................................................................................    23

34.      TIME AND APPLICABLE LAW........................................................................................    23

35.      SUCCESSORS AND ASSIGNS.........................................................................................    23

36.      ENTIRE AGREEMENT...............................................................................................    23

37.      EXAMINATION NOT OPTION.........................................................................................    23

38.      RECORDATION....................................................................................................    23

39.      LIMITATION OF LANDLORD'S LIABILITY.............................................................................    23

40.      RENEWAL OPTION.................................................................................................    23

41.      SIGNAGE........................................................................................................    23

42.      INTENTIONALLY OMITTED..........................................................................................    23

43.      ROOF RIGHTS FOR DEVICE.........................................................................................    23

EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 - SITE PLAN DEPICTING THE PREMISES

EXHIBIT B - INITIAL ALTERATIONS

EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

EXHIBIT D - RULES AND REGULATIONS

EXHIBIT E - SIGN SPECIFICATIONS

EXHIBIT F- FORM OF SUBORDINATION, NONDISTRUBANCE AND ATTORNMENT AGREEMENT

                        MULTI-TENANT INDUSTRIAL NET LEASE

                                 REFERENCE PAGES

BUILDING:                            Scott Creek Business Park

LANDLORD:                            CALWEST INDUSTRIAL HOLDINGS, LLC,
                                     A DELAWARE LIMITED LIABILITY
                                     COMPANY

LANDLORD'S ADDRESS:                  5934 Gibraltar Drive, Suite 102
                                     Pleasanton, CA 94588

WIRE INSTRUCTIONS AND/OR ADDRESS     CalWest Industrial Holdings, LLC
FOR RENT PAYMENT:                    File #30077
                                     P.O. Box 60000
                                     San Francisco, CA 94160-0001

LEASE REFERENCE DATE:
                                     March 18, 2003
TENANT:                              SCM MICROSYSTEMS, INC.,
                                     A DELAWARE CORPORATION

TENANT'S NOTICE ADDRESS:

       (a) As of beginning of Term:  466 Kato Terrace
                                     Fremont, CA 94539
                                     Attention: Chief Financial Officer

       (b) Prior to beginning of     47211 Bayside Parkway
           Term (if different):      Fremont, CA 94538
                                     Attention: Chief Financial Officer

PREMISES ADDRESS:                    466 Kato Terrace, Fremont, California

PREMISES RENTABLE AREA:              approximately 18,322 sq. ft. (for outline
                                     of Premises see Exhibit A)

USE: General office use, video software design, software engineering, laboratory, warehouse, engineering, sales and related uses in conformity with the municipal zoning requirements of the
                                     City of Fremont.

SCHEDULED COMMENCEMENT DATE:         April 15, 2003

TERM OF LEASE:                       Approximately thirty-six (36) months and
                                     sixteen (16) days beginning on the
                                     Commencement Date and ending on the
                                     Termination Date.

TERMINATION DATE:                    April 30, 2006

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3)

-------------------------------------------------------------------------------------------------------
        PERIOD             RENTABLE SQUARE       ANNUAL RENT                        MONTHLY INSTALLMENT
   FROM       THROUGH         FOOTAGE          PER SQUARE FOOT      ANNUAL RENT          OF RENT
-------------------------------------------------------------------------------------------------------
4/15/2003    4/30/2004         18,322              $8.40            $153,904.80          $12,825.40
-------------------------------------------------------------------------------------------------------
 5/1/2004    4/30/2005         18,322              $8.64            $158,302.08          $13,191.84
-------------------------------------------------------------------------------------------------------
 5/1/2005    4/30/2006         18,322              $8.88            $162,699.36          $13,558.28
-------------------------------------------------------------------------------------------------------

INITIAL ESTIMATED MONTHLY INSTALLMENT   $  6,229.00
OF RENT ADJUSTMENTS (Article 4)

TENANT'S PROPORTIONATE SHARE:                  46.8%

SECURITY DEPOSIT:                       $ 20,000.00

ASSIGNMENT/SUBLETTING FEE               $  1,000.00

REAL ESTATE BROKER DUE COMMISSION:      Colliers International
                                        Cornish and Carey Commercial

TENANT'S SIC CODE:                             7372

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through F, all of which are made a part of this Lease.

LANDLORD:                                            TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC,                    SCM MICROSYSTEMS, INC.,
A DELAWARE LIMITED LIABILITY COMPANY                 A DELAWARE CORPORATION

By:  RREEF Management Company,
     a Delaware corporation, its Property Manager

By: ______________________________                By: _________________________

Name: Timothy DeGoosh                             Name: _______________________

Title: District Manager                           Title: ______________________

Dated: _______________________, 2003              Dated: _________________, 2003

                                      LEASE

         By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.   USE AND RESTRICTIONS ON USE.

         1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages and for no other uses without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord will, at Landlord's expense, perform all acts required to comply with laws, rules or regulations in effect as of the date of this Lease and as interpreted and enforced in the county in which the Premises is located, with respect to the foregoing as the same affect the Premises and the Building. Landlord will perform all acts required to comply with laws, rules or regulations in effect after the date of this Lease with respect to the foregoing as the same affect the Building and the common areas and such costs shall be a part of Expenses as provided in Article 4 of this Lease. Landlord will perform all acts required to comply with laws, rules or regulations in effect after the date of this Lease with respect to the foregoing as the same affect the Premises and such costs shall be the sole responsibility of Tenant. To the extent the foregoing is a cost that is the responsibility of Tenant as provided herein, Tenant shall pay to Landlord, within 10 days following Landlord's written demand therefor, which demand shall be accompanied by documented evidence reasonably acceptable to Tenant reflecting all such costs, the costs and expenses related to such compliance work, plus any and all third-party costs actually incurred by Landlord in connection with such work. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation of any laws, rule or regulation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make necessary all repairs, additions, alterations or improvements. Notwithstanding anything to the contrary contained herein, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with the specific nature of Tenant's business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant and any design or configuration of the Premises.

         1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the "Tenant Entities") to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances

                  (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and, if the same may affect or impact the Building and/or the parcel of land upon which the Building is located, or any portions of land benefiting the foregoing by easement, license or other similar rights, any appurtenant land, or allow the environment to become contaminated with any Hazardous Materials if the same may affect or impact the Building and/or the parcel of land upon which the Building is located, or any portions of land benefiting the foregoing by easement, license or other similar rights. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this
                  Section 1.2. As of the date hereof, Landlord has not received notice from any governmental agencies that the Building is in violation of any Environmental Laws. Further, to Landlord's actual knowledge, there are no Hazardous Materials at the Building other than small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes. For purposes of this Section, "Landlord's actual knowledge" shall be deemed to mean and limited to the current actual knowledge of Nicole Aamoth, Property Manager for the Building, at the time of execution of the Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.

         1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord's reasonable rules and regulations regarding such use. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant's Proportionate Share of the total parking spaces available for common use. Landlord hereby grants to Tenant and persons designated by Tenant a license to use up to 73 non-reserved parking spaces in the surface parking facility servicing the Building on a nonexclusive basis. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2.   TERM.

         2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages ("Termination Date"), unless sooner terminated by the provisions of this Lease. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Term shall be deemed automatically extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Term. Tenant shall pay the Monthly Installment of Rent and Additional Rent proportionately applicable to such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Landlord shall deliver possession of the Premises to Tenant vacant and in broom-clean condition. Except to the extent caused by Tenant, or any of Tenant's related parties, agents, employees, invitees, customers or contractors, as of the date Landlord delivers possession of the Premises to Tenant, the base Building electrical, heating, ventilation and air conditioning, mechanical and plumbing systems servicing the Premises shall be in good order and satisfactory condition. Tenant shall have sixty (60) days from the date

                  Landlord delivers possession of the Premises to Tenant in which to discover and notify Landlord of any latent defects in the Premises. Except to the extent caused or exacerbated by Tenant or any of Tenant's employees, invitees, agents, licensees or contractors, Landlord shall be responsible for the cost and correction of any such latent defects with respect to which it received timely notice from Tenant. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord's request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct. Notwithstanding the foregoing, the Commencement Date shall be extended beyond the Scheduled Commencement Date only as a result of any actual delay in Substantial Completion (as defined in Exhibit B to this Lease) of the Improvements beyond the Scheduled Commencement Date which delay results directly from an act or omission by Landlord; provided, however, that Tenant shall provide to Landlord prior written notice of such delay at the time it occurs (but in no event later than two (2) business days thereafter) and Landlord shall have one (1) business day after its receipt of Tenant's notice to cure such delay prior to the extension of the Commencement Date beyond the Scheduled Commencement Date.

         2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "Tenant Delay"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay. In the event Tenant terminates this Lease in accordance with the foregoing, any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant.

         2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of the Monthly Installment of Rent, including, without limitation, Tenant's compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date. Tenant shall pay Tenant's Proportionate Share of Expenses and Taxes during any early entry upon the Premises prior to the Commencement Date. Landlord hereby grants Tenant the right to enter the Premises, at Tenant's sole risk, following execution of this Lease solely for the purpose of construction of Tenant's Improvements (as defined in Exhibit B).

3.   RENT.

         3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first Monthly Installment of Rent and the Security Deposit shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs three (3) times or more in any twelve (12) month period during the Term, Landlord may require that Tenant submit Base Rent and Tenant's Proportionate Share of Expenses and Taxes to Landlord on a quarterly basis (due on or before the first day of each calendar quarter) for the following 12 month period. Unless specified in this

                  Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

         3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment; provided that Tenant shall be entitled to a grace period of 5 days for the first 1late payment of rent or other sum due in a given calendar year. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.   RENT ADJUSTMENTS.

         4.1 For the purpose of this Article 4, the following terms are defined as follows:

                  4.1.1 LEASE YEAR: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

                  4.1.2 EXPENSES: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (subject to the limitations expressly set forth below); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries for personnel below the level of vice president (provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building); employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant's Proportionate Share of:
                           (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems (provided that to the extent the foregoing is a capital improvement, the cost thereof shall be amortized over the reasonable life of such expenditures as provided in the following clause
                           (iii)); and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the date of this Lease; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants' premises, leasing commissions, interest expenses on long-term borrowings, advertising costs including the cost of brochures and marketing supplies, legal fees in negotiating and preparing lease documents, and construction, improvement and decorating costs in preparing space for initial occupancy by a specific tenant.

         The following items are also excluded from Expenses and in no event shall Tenant have any obligation to perform, pay directly or reimburse Landlord for any of the following except to the extent expressly provided herein:

                           (a)      Sums paid to subsidiaries or other
                                    affiliates of Landlord for services on or to the Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

                           (b) Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

                           (c) Fines, costs or penalties incurred as a result and to the extent of a violation by Landlord or other tenants of the project of which Building is a part of any applicable laws.

                           (d)      Landlord's charitable and political
                                    contributions.

                           (e)      Ground lease rental.

                           (f) Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

                           (g) The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

                           (h) All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the common areas of the Building).

                           (i) Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

                           (j) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building.

                           (k) Any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials in or about the Building or the common areas, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to the general repair and maintenance of the Building and the common areas.

                           (l) Costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building.

                           (m) Any costs, fines or penalties incurred due to violations by Landlord of any law, order, rule or regulations of any governmental authority which was in effect (and as interpreted and enforced) as of the date of this Lease.

                           (n) Penalties, interest and other costs incurred by Landlord in connection with Landlord's failure to comply with conditions, covenants and restrictions applicable to the Building.

                           (o)      The cost of repairs and maintenance
                                    equitably allocated by Landlord to buildings other than the Building.

                           (p)      Principal payments of mortgage debt of
                                    Landlord.

                           (q) Interest (except as provided in this Lease for the amortization of capital improvements).

                           (r) Costs of capital improvements except to the extent expressly set forth in this Lease.

                           (s)      Expense reserves.

                  4.1.3 TAXES: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, capital levy, capital stock, gift, estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building, any property taxes allocated to buildings other than the Building and any taxes to be paid by Tenant pursuant to Article 28. In the event that Landlord may elect to pay a special assessment in one payment or over a period of time, regardless of Landlord's election, any such assessment shall be included in Taxes only to the extent it would have been due over time.

         4.2 Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Expenses and Taxes incurred for such Lease Year. As of the date of this Lease, Landlord's current estimate of Tenant's Proportionate Share of Expenses and Taxes for the Building is $0.34 per rentable square foot of the Premises.

         4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within ninety (90) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Tenant shall be solely responsible for all costs, expenses and fees incurred for such review. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. If Tenant fails to object to Landlord's determination of Expenses within ninety
                  (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

         4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

         4.5 When the above mentioned actual determination of Tenant's liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

                  4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

                  4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

         4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five
                  (365) day year.

5. SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Landlord may commingle the Security Deposit with other funds and shall in no event be required to pay interest or any other charges or fees to Tenant with respect to the Security Deposit. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If Tenant defaults with respect to any provision of this Lease beyond the expiration of any applicable notice and cure periods, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant's obligations under this Lease have been fulfilled. If Tenant is not in default at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within 30 days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Such estimate shall be final and binding upon Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect to the extent the same conflicts with any of the terms and conditions of this Lease.

6.   ALTERATIONS.

         6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. So long as the same do not affect the structure of the Building or any of the Building systems, Tenant may install non-attached trade fixtures in the Premises without Landlord's prior consent but otherwise in accordance with the terms of this Article 6. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord's consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration that satisfies all of the following criteria (a "Permitted Alteration"): (1) is not reasonably visible from the exterior of the Premises or

                  Building; (2) will not affect the systems or structure of the Building; (3) does not require work to be performed inside the walls or above the ceiling of the Premises; and (4) all such alterations cost less than $30,000.00 in the aggregate in any 12 month period during the Term. However, even though consent is not required, the performance of Permitted Alterations shall be subject to all the other provisions of this Article 6.

         6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event, with respect to alterations other than Permitted Alterations only, Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord's demand.

         6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under
                  Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien and surety company performance bonds and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4.

         6.4 Notwithstanding anything to the contrary contained herein, so long as Tenant's written request for consent for a proposed alteration or improvements contains the following statement in large, bold and capped font "PURSUANT TO SECTION 6 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING (1) WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE AND, (2) IF SUCH REMOVAL IS REQUIRED, WHETHER OR NOT TENANT SHALL BE REQUIRED TO DEPOSIT WITH LANDLORD THE AMOUNT REASONABLY ESTIMATED BY LANDLORD AS SUFFICIENT TO COVER THE COST OF REMOVING SUCH ALTERATIONS OR IMPROVEMENTS AND RESTORING THE PREMISES AND, IF SO, SUCH ESTIMATED AMOUNT.", at the time Landlord gives its consent for any alterations or improvements, if it so does, Tenant shall also be notified (i) whether or not Landlord will require that such alterations or improvements be removed upon the expiration or earlier termination of this Lease and, (ii) to the extent that such removal is required, whether Landlord shall require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2, and the estimated amount thereof. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Article 26 hereof, Tenant shall be required to remove all alterations or improvements made to the Premises except for any such alterations or improvements which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant's written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject alterations or improvements at the expiration or earlier termination of this lease, Tenant is entitled to deliver to Landlord a second written notice (the "Second Notice") in compliance with the foregoing requirements but also stating in large, bold and capped font the following:
                  "THIS IS TENANT'S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT'S FIRST NOTICE IN ACCORDANCE WITH THE TERMS OF ARTICLE 6 OF THE LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE IN FIVE BUSINESS DAYS WITH RESPECT TO THE DEPOSIT OF REMOVAL AND RESTORATION FUNDS, TENANT SHALL

                  HAVE NO OBLIGATION TO DEPOSIT WITH LANDLORD THE AMOUNT REASONABLY ESTIMATED BY LANDLORD AS SUFFICIENT TO COVER THE COST OF REMOVING SUCH ALTERATIONS OR IMPROVEMENTS AND RESTORING THE PREMISES. IF LANLDORD FAILS TO REPSOND TO THIS NOTICE IN FIVE BUSINESS DAYS WITH RESPECT TO TENANT'S OBLIGATION TO REMOVE THE SUBJECT ALTERATION, TENANT SHALL HAVE NO OBLIGATION TO REMOVE THE SUBJECT ALTERATION AT THE EXPIRATION OR EARLIER TERMINATION OF ITS LEASE". If Landlord fails to respond to the Second Notice within five business days of Landlord's receipt thereof, it shall be assumed that, with respect to Tenant's obligation to remove the subject alterations or improvements, Landlord shall not require the removal of the subject alterations or improvements. If Landlord fails to respond to the Second Notice within five business days of Landlord's receipt thereof, it shall be assumed that, with respect to Tenant's obligation to deposit sufficient funds with Landlord for the removal of the subject alterations or improvements, Landlord shall not require any such deposit from Tenant with respect thereto.

7.   REPAIR.

         7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except that Landlord shall repair and maintain the following, the cost of which may be included in Expenses as provided in Article 4 of this
                  Lease: the structural portions of the roof, the roof membrane, the common areas, foundation and walls of the Building and the Building mechanical, sprinkler/life safety systems, electrical and plumbing systems servicing the project in general (not specifically servicing the Premises, the repair and maintenance of which shall be Tenant's responsibility hereunder); provided, however, that, subject to the terms hereof, Tenant, not Landlord shall repair and maintain the heating, ventilating and air conditioning unit(s) servicing the Premises. Notwithstanding the foregoing, Landlord's repair and maintenance obligations with respect to the following shall be at Landlord's sole cost and expense: the foundation and the exterior walls of the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them except as otherwise expressly stated in this Lease. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Notwithstanding the foregoing, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements (a) necessitated by the negligence or willful misconduct of Landlord, and (b) which Landlord shall determine to be capital improvement (the cost thereof may be an Expense pursuant to Section 4.1.2 of this Lease).

         7.2 To the extent the same is not an express obligation of Landlord pursuant to Section 7.1 above, Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant (including, without limitation, electrical and plumbing systems servicing the Premises) in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, if any, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Subject to the waiver of subrogation provided in Section 12, Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder

         7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Regulations or other laws now or hereinafter in effect. Except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts not to unreasonably interfere with the conduct of the business of Tenant in the Premises.

         7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. At Landlord's election, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

         7.5 If applicable, Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days after Landlord's demand.

9.   ASSIGNMENT AND SUBLETTING.

         9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. To the extent reasonably necessary, upon written request by Tenant, Landlord shall enter into a commercially reasonable confidentiality agreement covering any confidential information that is disclosed by Tenant with respect to the financial reports and other relevant financial information of the proposed subtenant or assignee.

         9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this

                  Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

         9.3 In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed assignment of this Lease, or with respect to a subletting, (i) for a term which is for more than 50% of the then remaining Term of this Lease (as the same may have been extended) or (ii) of 30% or more of the Premises, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The foregoing shall not apply to Permitted Transfers, Affiliated Parties, and any Corporate Successors (as each such term is defined in Paragraph 9.8 below). The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within twenty (20) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section
                  9.3 and rented by Landlord to the proposed tenant or any other tenant.

         9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to seventy-five percent (75%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for legal fees, leasing commissions and tenant improvements constructed by or on behalf of Tenant and performed solely to bring about such sublease, assignment or other transfer.

         9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured event of Default of Tenant or matter which will become an Event of Default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency;
                  (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased wear upon the Building;
                  (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

         9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's costs, including reasonable attorney's fees, incurred in investigating, considering reviewing and documenting any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises (the "Review Reimbursement" and together with the

                  Assignment/Subletting Fee, collectively, the "Total Reimbursement"), regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Except as otherwise expressly provided herein, the Total Reimbursement shall not exceed $1,000.00 (the "Cap"). Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void. Landlord shall notify Tenant if Landlord reasonably estimates that the Total Reimbursement shall exceed the Cap and shall inform Tenant of the amount of Landlord's reasonable estimate of the Total Reimbursement (the "Estimated Fees"). If the Estimated Fees exceed the Cap, then the Cap shall not apply and Tenant shall pay to Landlord the amount of the Total Reimbursement up to an amount not to exceed 120% of the amount of the Estimated Fees.

         9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment; provided, however, to the extent Tenant is a corporation, the foregoing shall not apply to a single transfer (or series of related transfers that are part of the same general transaction and which proximately occur) of all or substantially all of the capital stock of Tenant to one recipient (whether an individual or an entity) so long as there is no diminution of the Tenant's tangible net worth as a result thereof.

         9.8 So long as Tenant is not entering into the Permitted Transfer (as defined herein) for the purpose of avoiding or otherwise circumventing the remaining terms of this Article 9, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (i) an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an "Affiliated Party"), or (ii) a successor to Tenant by purchase, merger, consolidation or reorganization (a "Corporate Successor"), provided that all of the following conditions are satisfied (each such transfer a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) the Permitted Use does not allow the Premises to be used for retail purposes; (3) Tenant shall give Landlord written notice at least 15 days prior to the effective date of the proposed Permitted Transfer; provided, however, that to the extent that Tenant is prohibited by any applicable law, rule, regulation, ordinance of code from providing the foregoing notice, Tenant shall provide notice to Landlord as soon as is reasonably possible but in no event later than two (2) business days following the effective date of any such Permitted Transfer; (4) with respect to a proposed Permitted Transfer to an Affiliated Party, the proposed transferee has a tangible net worth, financial standing and financial resources, as evidenced by current financial statements satisfactory to Landlord and certified by an independent certified public accountant, prepared in accordance with generally accepted accounting principles that are consistently applied, reasonably sufficient, taking into account all expected obligations of the transferee with respect to the proposed transfer and all of its other contingent and noncontingent obligations, to service when due the obligations of the transferee with respect to the proposed Permitted Transfer; and (5) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (a) Tenant's successor shall own all or substantially all of the assets of Tenant, and (b) Tenant's successor shall have a tangible net worth which is at least equal to Ten Million Dollars ($10,000,000.00) as evidenced by current financial statements satisfactory to Landlord and certified by an independent certified public accountant, prepared in accordance with generally accepted accounting principles that are consistently applied. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. As used herein, (A) "parent" shall mean a company which owns a majority of Tenant's voting equity; (B) "subsidiary" shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (C) "affiliate" shall mean an entity controlled, controlling or under common control with Tenant. Notwithstanding the foregoing, if any parent, affiliate or subsidiary to which this Lease has been assigned or transferred subsequently sells or transfers its voting equity or its interest under this Lease other than to another parent, subsidiary or affiliate

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

                  of the original Tenant named hereunder, such sale or transfer shall be deemed to be a transfer requiring the consent of Landlord hereunder.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the active negligence or willful misconduct of Landlord or its agents, employees or contractors, or a breach of this lease by Landlord. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.  INSURANCE.

         11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time so long as such larger amounts are typically carried by similar commercial tenants in similar buildings and in the same geographic area in which the Building is located, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements (including the Improvements), carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (g) Excess Liability in the amount of $5,000,000.

         11.2 The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property--Special Form);
                  (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least twenty (20) days prior to each renewal of said insurance.

         11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

         11.4 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles

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

                  as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12. WAIVER OF SUBROGATION. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive, and shall cause their respective insurance carriers to waive, any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, by subrogation, to the extent the same is insured against (or is required to be insured against under the terms hereof) for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to Tenant's personal property, the Premises, the Building, the project of which the Building is a part, any additions or improvements to the Premises, the Building or the project of which the Building is a part, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Landlord or any parties related to or comprising Landlord or the negligence of Tenant or parties related to or comprising Tenant, which loss or damage is (or would have been, had the insurance required by this Lease been carried and as if the All Risk or Special Form coverage insuring the Landlord and the Building and required to be carried by Landlord pursuant to Paragraph 12 above is carried at full replacement value) covered by property damage insurance.

13. SERVICES AND UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. Landlord hereby represents to Tenant that the Premises as initially configured in this Lease is separately metered. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

         Notwithstanding the foregoing, if Tenant is prevented from using, and does not use, all or part of the Premises (the "Affected Area") as a result of a Essential Services Interruption Event as defined below, and the remaining portions of the Premises are not reasonably sufficient to allow Tenant to conduct its business in the Premises and if this Essential Services Interruption Event continues for three (3) consecutive business days after Landlord's receipt of notice from Tenant of the Essential Services Interruption Event (the "Eligibility Period"), the Rent payable under this Lease shall be abated after the expiration of the Eligibility Period for such time that Tenant continues to be prevented from using, and does not use, the Affected Area in the proportion that the rentable area of the Affected Area bears to the total rentable area of the Premises. If, however, Tenant reoccupies any portion of the Premises during this period, the Rent allocable to this reoccupied portion (based on the proportion that the rentable area of the reoccupied portion of the Premises bears to the total rentable area of the Premises) shall be payable by Tenant from the date on which Tenant reoccupies this portion of the Premises. An "Essential Services Interruption Event" shall mean the failure of or interruption in essential services required to be supplied by Landlord to the Premises during ordinary business hours of generally recognized business days which occurs solely as a result of Landlord's active negligence or willful misconduct. In the event of a stoppage or interruption of services, Landlord shall diligently attempt to resume such services as promptly as practicable.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building,

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

         Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. As of the date hereof, a lien encumbers Landlord's interest in the Building in favor of LaSalle Bank N. A., as Trustee for the holders of Calwest Industrial Trust Commercial Mortgage Pass-Through Certificates Series 2002-CALW. At Tenant's cost, Landlord shall provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant in the form attached hereto as Exhibit F (the "SNDA") within 45 days following Tenant's execution and delivery thereof to Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord, provided that any such modification and/or additions shall not materially increase Tenant's obligations or decrease Tenant's rights or parking ratio as provided in this Lease. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

17.  REENTRY BY LANDLORD.

         17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers or mortgagees, and to alter, improve or repair the Premises and any portion of the Building, and, during the last 9 months of the Term, to show said Premises to prospective tenants, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Except in emergencies, Landlord shall provide Tenant with reasonable prior notice of entry into the Premises, which may be given orally. During any entry by Landlord to the Premises as provided herein, Landlord shall comply with all reasonable security measures pertaining to the Premises and of which Tenant has provided reasonable advance written notice to Landlord. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Landlord shall use reasonable efforts to give Tenant at least 60 days prior notice with respect to a change in the Building's street address that will prohibit Tenant from receiving mail at its current address, and if Landlord fails to provide Tenant with such prior notice, Landlord shall reimburse Tenant for the cost of replacing all business stationery and business cards on hand (not to exceed a 2 month supply) at the effective date of such change. Landlord shall provide to Tenant at least 30 days prior notice before any change is made to the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17; provided, however, that Tenant shall not be entitled to receive any consequential, special or indirect damages based upon a claim that Landlord violated the terms and conditions of this Section 17.1. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant.

         17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord's written demand.

18.  DEFAULT.

         18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this
                  Lease:

                  18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, more than two (2) times in such twelve (12) month period commencing with the date of such notice, the failure to pay within five
                           (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease the third (3rd) time during such period shall be an Event of Default, without notice. So long as a notice delivered to Tenant pursuant to this Section 18.1.1 is in compliance with California Code of Civil Procedure Section 1161 or any successor statute, such notice shall concurrently satisfy the statutory requirement as well as the notice requirement of this Lease described in this Section 18.1.1.

                  18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

                  18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

                  18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

                  18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

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

19.  REMEDIES.

         19.1 Upon the occurrence of any Event or Events of Default under this Lease, whether enumerated in Article 18 or not, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of rent (except to the extent required herein) or other obligations and waives any and all other notices or demand requirements imposed by applicable law):

                  19.1.1 Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

                           19.1.1.1 The Worth at the Time of Award of the unpaid
                                    rent which had been earned at the time of termination;

                           19.1.1.2 The Worth at the Time of Award of the amount
                                    by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could have been reasonably avoided;

                           19.1.1.3 The Worth at the Time of Award of the amount
                                    by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rent loss that Tenant affirmatively proves could be reasonably avoided;

                           19.1.1.4 Any other amount necessary to compensate
                                    Landlord for all the detriment either
                                    proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

                           19.1.1.5 All such other amounts in addition to or in
                                    lieu of the foregoing as may be permitted from time to time under applicable law.

                  The "Worth at the Time of Award" of the amounts referred to in parts 19.1.1.1 and 19.1.1.2 above, shall be computed by allowing interest at the lesser of a per annum rate equal to:
                  (i) the greatest per annum rate of interest permitted from time to time under applicable law, or (ii) the Prime Rate plus 5%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part 19.1.1.3, above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

                  19.1.2   Employ the remedy described in California Civil Code
                           Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

                  19.1.3 Notwithstanding Landlord's exercise of the remedy described in California Civil Code Section 1951.4 in respect of an Event or Events of Default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Section 19.1.1.

         19.2 The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

         19.3 TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER REGULATIONS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO

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                  HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE
                  RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

         19.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default.

         19.5 This Article 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion..

         19.6 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant's renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

         19.7 Service of any statutory notices required in connection with any rights of the parties hereto shall be completed in a manner mandated by the applicable law, including California Code of Civil Procedure Section 1162 or any similar or successor statute.

20.  TENANT'S BANKRUPTCY OR INSOLVENCY.

         20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

                  20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

                           20.1.1.1 Such Debtor's Law shall provide to Tenant's
                                    Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

                           20.1.1.2 Tenant's Representative or the proposed
                                    assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in
                                    Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

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

                           20.1.1.3 The assumption or any contemplated
                                    assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

                           20.1.1.4 Landlord shall have, or would have had
                                    absent the Debtor's Law, no right under
                                    Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease within applicable notice and cure periods, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.  CASUALTY

         22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty
                  (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made in proportion to the extent to which the damage and the making of such repairs shall interfere with the Permitted Use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in a substantially similar condition as of the date of this Lease, reasonable wear and tear excepted, and provided that Landlord shall have no obligation to restore and/or replace the Improvements or any alterations or other improvements made to the Premises.

         22.2 If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1. Landlord shall not in bad faith terminate this Lease pursuant to the terms of this Section
                  22.2 solely for the purpose of replacing Tenant with a successor tenant.

         22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         22.4 In the event that Landlord should fail to complete such repairs and material restoration within ninety (90) days after the date estimated by Landlord therefor as extended by this
                  Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

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

         22.5     Notwithstanding anything to the contrary contained in this
                  Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

         22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this
                  Article 22, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

         22.7 Tenant hereby waives any and all rights under and benefits of Sections 1932(2) and 1933(4) of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances and based upon the proportion of the Premises so taken. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures, moving expenses and the value of leasehold improvements to the extent paid for solely by Tenant (except for those alterations approved by Landlord and which will become the property of Landlord upon the expiration or termination of this Lease); Tenant shall make no claim for the value of any unexpired Term. Tenant hereby waives any and all rights under and benefits of Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Regulations or other laws now or hereinafter in effect.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. In the event of a sale, such successor-in-interest shall assume in writing Landlord's obligations under this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Tenant or, to Tenant's actual knowledge, Landlord, except as specified in Tenant's statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, such certificate as prepared by Landlord shall be deemed executed by Tenant and accordingly shall be fully binding on Tenant. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an Event of Default (without any cure period that might be provided under this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

26.  SURRENDER OF PREMISES.

         26.1 Landlord shall arrange to meet Tenant for two (2) joint inspections of the Premises, the first to occur at least ten
                  (10) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than five
                  (5) days after Tenant has vacated the Premises. In the event of Landlord's failure to arrange such joint inspections or Tenant's failure to participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

         26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, and subject to the terms of Article 6 of this Lease, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall, at Tenant's sole cost, remove any Alterations, including carpeting, so designated by Landlord's notice, and repair any damage caused by such removal. Further, nothing contained in this Section 26.2 shall increase Tenant's obligation to remediate or remove Hazardous Materials as the same is expressly provided in this Lease. Tenant must, at Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, "Personalty"). The Personalty shall be and remain the property of Tenant during the Term. Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. If Tenant fails to remove such alterations or Tenant's trade fixtures or furniture or the Personalty, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense.

         26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term To the extent Tenant has failed to do the same, upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be promptly returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference

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         Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (b) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. If due to a future change in the method of taxation, any franchise, income or profit or other tax shall be levied in substitution in whole or in part or in lieu of any tax which would otherwise constitute a part of Taxes under this Lease, such franchise, income, profit or other tax shall be deemed to be a part of Taxes for the purposes of this Lease. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Expenses and Taxes, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or Personalty, on the value of any alterations or other improvements within the Premises, and on Tenant's interest pursuant to this Lease, or any increase in any of the foregoing based on such alterations and/or improvements.

29.      INTENTIONALLY OMITTED.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment advisors, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord's reasonable discretion.

31. TENANT'S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity, Tenant represents and warrants that each of the persons executing this Lease on behalf of Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. The foregoing shall not apply to the extent Tenant is a publicly traded entity on the "over-the-counter" market or any recognized national or international securities exchange and, accordingly, Tenant's audited financial statements are available to the public.

33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Tenant shall indemnify and hold Landlord and its employees and affiliates harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant and its employees and affiliates harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month's rent as set forth in
         Article 3 and any sum owed pursuant to this Lease.

38. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

40. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of three (3) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

         40.1 If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the then current term of the Lease but no later than the date which is 180 days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

         40.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant and, unless it is not the case, taking into account that there will be no free rent and no tenant improvement allowances or other concessions.

                  Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than one hundred eighty (180) days prior to the expiration of the then current term, then either (i) Tenant may, by providing written notice to Landlord on or before the date which is one hundred seventy (170) days prior to the expiration of the then current term, rescind its notice of exercise of the renewal option, or (ii) Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within fifteen percent (15%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

         40.3 Except with respect to Permitted Transfers and transfers to Affiliated Parties and Corporate Successors which are approved by Landlord at the time of such transfer in accordance with
                  Article 9 of this Lease, this option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the aforesaid option to renew.

         40.4 As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

41. SIGNAGE. Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area or upon any truck doors or man doors without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute additional rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises approved by Landlord shall be subject to any applicable laws, codes, ordinances, rules, the Sign Specifications attached to this Lease as Exhibit E and to any other reasonable requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises and the Building and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.

42.      INTENTIONALLY OMITTED.

43.      ROOF RIGHTS FOR DEVICE.

         43.1 Tenant shall have the right, in consideration for payments of $0 per month (the "Device Payments") for the initial Term of this Lease, to lease space on the roof of the Building for the purpose of installing (in accordance with the alterations provision of the Lease), operating and maintaining one 18 inch dish/antenna or other communication device approved by the Landlord (the "Device"). Following the initial Term of this Lease, Landlord shall have the right to charge and Tenant shall pay Landlord the prevailing monthly charges established from time to time for the leasing of space on the roof on the Building, payable in advance, with Tenant's payment of the Monthly Installment of Rent. The Device Payments, if any, shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 9 square feet (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Device. Notwithstanding the foregoing, Tenant's right to install the Device shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Device, the manner in which the Device is attached to the roof of the Building and the manner in which any cables are run to and from the Device. The precise specifications and a general description of the Device along with all documents Landlord reasonably requires to review the installation of the Device (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Device. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Device. Tenant shall notify Landlord upon completion of the installation of the Device. If Landlord determines that the Device equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Device or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If at any time Landlord, in its reasonable discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Device (the "Screening").

         43.2 Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Device, the appurtenances and the Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representatives, engineers or contractors, and authorized FCC (as defined below) inspectors which shall be approved by Landlord, at Tenant's sole cost and risk. Tenant further agrees to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

         43.3 It is further understood and agreed that the installation, maintenance, operation and removal of the Device, the appurtenances and the Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

         43.4 Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the reasonable judgment of Landlord, then Tenant agrees to remove the Device from the Roof Space.

         43.5 Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Device in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Device or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

         43.6 The Device, the appurtenances and the Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

         43.7 Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. In the event the Landlord contemplates roof repairs that could affect Tenant's Device, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

         43.8 Tenant shall not use the Roof Space and/or Device to provide communication services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of communication services on behalf of another communication services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building. Tenant specifically acknowledges and agrees that the terms and conditions of the Lease respecting Tenant's indemnity obligation of Landlord and the waiver of subrogation shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

         43.9 If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by the terms and conditions of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing at tenant's sole cost and expense the Device, the appurtenances and the Screening, if any, and, at tenant's sole cost and expense, restoring the Building and the Roof Space to the condition that existed prior to the installation of the Device, the appurtenances and the Screening, if any.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year stated below.

LANDLORD:                                            TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC,                    SCM MICROSYSTEMS, INC.,
A DELAWARE LIMITED LIABILITY COMPANY                 A DELAWARE CORPORATION

By: RREEF Management Company,
    A Delaware corporation, its Property Manager

By: _______________________________                  By: _______________________

Name: Timothy DeGoosh                                Name: _____________________

Title: District Manager                              Title: ____________________

Dated: _______________________, 2003                 Dated: ______________, 2003

                  EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES

        ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE
       DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A
            DELAWARE LIMITED LIABILITY COMPANY, AS LANDLORD, AND SCM
              MICROSYSTEMS, INC., A DELAWARE CORPORATION, AS TENANT

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                   466 Kato Terrace, Fremont, California 94539
                        Approximately 18,322 square feet

                                                                       Initials

                             EXHIBIT A-1 - SITE PLAN

    ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD AND SCM MICROSYSTEMS, INC., A DELAWARE
                             CORPORATION, AS TENANT

Exhibit A-1 is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[SITE PLAN]

                   466 Kato Terrace, Fremont, California 94539
                        Approximately 18,322 square feet

                                                                       Initials

                            EXHIBIT B -- IMPROVEMENTS

    ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD AND SCM MICROSYSTEMS, INC., A DELAWARE
                             CORPORATION, AS TENANT

a. Landlord shall provide a leasehold improvement allowance for improvement of the Premises in an amount not to exceed $45,000.00 (the "Leasehold Improvement Allowance"). The Leasehold Improvement Allowance shall be used for Tenant's costs incurred in the design and construction of the Improvements (as hereinafter defined) in the Premises, including, without limitation, (i) payment of the fees of any architect or engineers employed by Tenant, (ii) the cost of construction of such Improvements, and (iii) the cost to construct any permanent fixtures. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Leasehold Improvement Allowance during the continuance of an uncured default by Tenant under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

b. Tenant shall have no right to credit or otherwise offset any unused portion of the Leasehold Improvement Allowance against any monthly installment of Annual Rent, Additional Rent, or any other amounts payable by Tenant to Landlord under this Lease. In no event shall the Leasehold Improvement Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Improvement Agreement by June 30, 2003, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Improvements and/or Allowance.

c. Tenant has inspected the Premises and, subject to the terms and conditions of the Lease, agrees (i) to accept possession of the Premises in the condition existing as of the Commencement Date of this Lease, "as is", (ii) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (iii) except for the Leasehold Improvement Allowance, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Premises for Tenant's occupancy. This Section c. shall be subject to the provisions of Section h. below.

d. All Improvements shall be constructed by a general contractor selected by Tenant and approved by Landlord in Landlord's reasonable discretion (the "General Contractor"). Landlord hereby approves Qualogy Construction, Inc. as the General Contractor. Additionally, Landlord shall approve all subcontractors employed by Tenant and/or its general contractor, which consent (except as to any Major Subcontractor (as hereinafter defined)), shall not be unreasonably withheld or delayed. Landlord's approval of any Major Subcontractor may be withheld or conditioned in Landlord's sole and absolute discretion. "Major Subcontractor" shall mean any subcontractor responsible for mechanical, electrical, structural, sprinkler, fire, life and safety, or ACM, as designated by Landlord.

e. Tenant shall perform improvements to the Premises in accordance with the plans prepared by Interior Architects, dated February 19, 2003 as Job Number 123103.00 (the "Final Plans"). The improvements to be performed by Tenant in accordance with the Final Plans are hereinafter referred to as the "Improvements." Tenant shall not be required to remove the Improvements at the expiration or earlier termination of the Lease. All Final Plans shall comply with all applicable statutes, ordinances, regulations, laws, and codes and with the requirements of Landlord's fire insurance underwriters. Neither review nor approval by Landlord of the Final Plans shall constitute a representation or warranty by Landlord that such plans either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes, regulations, or any insurance requirements. Tenant shall not make any changes in the Final Plans without Landlord's prior written approval, which shall be either reasonably approved or disapproved, in writing, within five (5) business days following submission by Tenant.

f. In the event Tenant desires to change the Final Plans, Tenant shall deliver notice (the "Final Plans Change Notice") of the same to Landlord, setting forth in detail the changes (the "Tenant Change") Tenant desires to make to the Final Plans. Landlord shall, within five (5) business days of receipt of the Final Plans Change Notice, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for Landlord's disapproval' provided, however, that Landlord may only disapprove of the Tenant Change if the Tenant Change contains a

                                                                       Initials

Design Problem (as hereinafter defined). Any additional costs which arise in connection with such Tenant Change in excess of the Leasehold Improvement Allowance shall be paid by Tenant. For the purposes of this Section e., a "Design Problem" shall mean a change in the Final Plans which has an adverse affect on the exterior appearance of the Building, serves to create an unreasonable burden upon one or more of the various Building systems, creates excessive structural loads, or threatens the integrity of the roof.

g. Tenant, at its sole cost and expense, shall file the Final Plans with the governmental agencies having jurisdiction over the Improvements. Tenant shall not commence the Improvements until the required governmental authorizations for such work are obtained.

h. All work performed by Tenant shall be performed with a minimum of interference with other tenants and occupants of the Property and shall conform to the Building rules and regulations attached to the Lease and those reasonable, nondiscriminatory rules and regulations governing construction in the Building as Landlord may impose. Tenant will take all reasonable and customary precautionary steps to protect its facilities and the facilities of others affected by the Improvements and to properly police same and Landlord shall have no responsibility for any loss by theft or otherwise. Construction equipment and materials are to be located in confined areas and delivery and loading of equipment and materials shall be done at such reasonable locations and at such time as Landlord shall direct so as not to burden the operation of the Building or the Property. Landlord shall advise Tenant in advance of any special delivery and loading dock requirements. Tenant shall at all times keep the Premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. At the completion of the Improvements, Tenant's contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the Premises and Building. Any damage caused by Tenant's contractors to any portion of the Building or to any property of Landlord or other tenants shall be repaired forthwith after written notice from Landlord to its condition prior to such damage by Tenant at Tenant's expense.

i. The General Contractor shall assume responsibility for the prevention of accidents to its agents and employees and shall take all reasonable safety precautions with respect to the work to be performed and shall comply with all reasonable safety measures initiated by the Landlord and with all applicable laws, ordinances, rules, regulations and orders of any public authority for the safety of persons or property. Tenant shall advise the Tenant's contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance carrier within three (3) days of its occurrence. Tenant shall cause the General Contractor to secure, pay for, and maintain during the performance of the construction of the Improvements, insurance in the following minimum coverages and limits of liability:

         (i) Workers' Compensation and Employer's Liability Insurance as required by law.

         (ii) Comprehensive General Liability Insurance (including Owner's and Contractors' Protective Liability) in an amount not less than One Million Dollars ($1,000,000) per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of Two Million Dollars ($2,000,000), and with umbrella coverage with limits not less than Five Million Dollars ($5,000,000). Such insurance shall provide for explosion and collapse, completed operations coverage with a two-year extension after completion of the work, and broad form blanket contractual liability coverage and shall insure Tenant's contractors against any and all claims for bodily injury, including death resulting therefrom and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant's contractors, or by anyone directly or indirectly employed by any of them.

         (iii) Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, or non-owned in an amount not less than One Million Dollars ($1,000,000) for each person in one accident, and One Million Dollars ($1,000,000) for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than One Million Dollars ($1,000,000) for each accident. Such insurance shall insure Tenant's contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant's contractors, or by anyone directly or indirectly employed by any of them.

The Improvements shall be constructed in a first-class manner using only first-class grades of material and in compliance with the Final Plans, all insurance requirements, applicable laws and ordinances and rules and regulations of governmental departments or agencies and the rules and regulations adopted by Landlord for the Building. The Improvements shall be deemed to be "Substantially Complete" on the date that the Improvements have been performed, other than any details of

                                                                       Initials
construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises.

j. The Allowance may only be used for hard costs in connection with the Improvements. The Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Improvements, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Improvements; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final releases and waivers of lien, in form and content satisfactory to Landlord, from all persons and entities providing work or materials covered by such statement; (4) as-built plans of the Improvements; and (5) the certification of Tenant and its architect that the Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances and that the same are substantially complete. The Leasehold Improvement Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Landlord's obligation to disburse the Leasehold Improvement Allowance shall be subject to verification that the work described in the disbursement request has been completed in accordance with the requirements of the Lease, as determined by Landlord's construction manager; provided, however, that such verification shall not constitute an acceptance of the work by Landlord or a waiver by Landlord of any right against Tenant in the event the work has not been completed as required by the terms of the Lease.

k. Following Substantial Completion of the Improvements, Tenant shall comply with the following: (i) Tenant shall obtain and deliver to Landlord a copy of the certificate of occupancy for the Improvements from the governmental agency having jurisdiction thereof; (ii) Tenant shall promptly cause a notice of completion to be validly recorded for the Improvements; (iii) Tenant shall furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Improvements, including Tenant's architect(s); (iv) Tenant shall deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Improvements in substantial accordance with the Final Plans;
(v) Tenant shall deliver to Landlord a certificate of Tenant's contractor(s) certifying completion of the Improvements in substantial accordance with the construction contract(s) approved by Landlord; (vi) Tenant shall deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the General Contractor and each responsible subcontractor) for the Improvements; and
(vii) Tenant shall deliver to Landlord copies of all written construction and equipment warranties related to the Improvements.

l. Should Landlord fail to pay within sixty (60) days of Tenant's written demand and Tenant's compliance with its obligations under the Lease and this Improvement Agreement any portion of the Leasehold Improvement Allowance, Tenant shall have the right, on ten (10) business days' notice, to deduct any and all sums owing to Tenant (any portion of the Leasehold Improvement Allowance in dispute not being a sum owing to Tenant) from the next due Monthly Installment of Rent and each subsequent installment of Monthly Installment of Rent until Tenant is fully reimbursed. This exercise of set-off shall not constitute an election of remedies except any amounts so recovered shall not be subsequently recovered from Landlord.

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                    EXHIBIT C - COMMENCEMENT DATE MEMORANDUM

      ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE
 OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD, AND SCM MICROSYSTEMS, INC., A DELAWARE
              CORPORATION, AS TENANT COMMENCEMENT DATE MEMORANDUM

         THIS MEMORANDUM, made as of _____, 2003 by and between CalWest Industrial Holdings, LLC, a Delaware limited liability company ("Landlord") and SCM Microsystems, Inc., a Delaware Corporation ("Tenant").

                                    Recitals:

         A. Landlord and Tenant are parties to that certain Lease, dated for reference March 18, 2003 (the "Lease") for certain premises (the "Premises") consisting of approximately 18,322 square feet at the building commonly known as 466 Kato Terrace, Fremont, California.

         B. Tenant is in possession of the Premises and the Term of the Lease has commenced.

         C. Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1.       The actual Commencement Date is ___________, 20__.

         2.       The actual Termination Date is __________, 20__.

         3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

                             [INSERT RENT SCHEDULE]

         4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:                                          TENANT:

CALWEST INDUSTRIAL HOLDINGS, LLC,                  SCM MICROSYSTEMS, INC.,
A DELAWARE LIMITED LIABILITY COMPANY               A DELAWARE CORPORATION

By: RREEF Management Company,
    a Delaware corporation, its Property Manager

By: ______________________________                 By: _________________________

Name: Timothy DeGoosh                              Name: _______________________

Title: District Manager                            Title: ______________________

Dated: _______________________, 2003               Dated: ________________, 2003


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                        EXHIBIT D - RULES AND REGULATIONS

    ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD AND SCM MICROSYSTEMS, INC., A DELAWARE
                             CORPORATION, AS TENANT

1. No sign, placard, picture, advertisement, name or notice (collectively referred to as "Signs") shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord's sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant's expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant's expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant's expense and without notice.

2. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent which consent shall be in Landlord's sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant's business except that Tenant may include the Building name in Tenant's address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

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11.      All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord's prior written consent.

15.      No person shall go on the roof without Landlord's permission.

16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part ("Project Area"), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

25. Driveways, sidewalks, halls, passages, exits, entrances and stairways ("Access Areas") shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by

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all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

26. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner's expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

27. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant's own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

28. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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                         EXHIBIT E - SIGN SPECIFICATIONS

    ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD AND SCM MICROSYSTEMS, INC., A DELAWARE
                             CORPORATION, AS TENANT

Scott Creek Business Park shares the City of Fremont's concern that all signage be harmonious with a building's architecture and done in a tasteful manner. These guidelines address Primary Signs and Secondary Signs. All signage installation must be approved by Landlord, as well as by the City of Fremont.

PRIMARY SIGN GUIDELINES

- These signs shall be reserved for offering corporate identity to Scott Creek Business Park's major tenants, to be determined by Landlord.

- These signs shall be located on the parapet wall at the top elevation of the building. No more than one (1) Primary Sign shall be allowed per building.

- Sign shall be a maximum of 60 square feet, with maximum letter height shall be 18 inches. These sizes are maximums. The owner and the City of Fremont will ensure that each application is compatible with the architectural features and proportions of the building. These maximums may vary with each building.

- The sign color will be the building standard black or dark grey / green (to match Benjamin Moore #1491).

- These signs will be 1/2" thick solid routed acrylic letters, painted with acrylic polyurethane and will be flush-mounted to building face using VHB tape and silicone adhesive.

- Tenant's corporate identity marks (logo mark or signature) shall be approved on a case-by-case basis by Landlord.

- The above is presented as guidelines for signage. All signage plans must be submitted to the Landlord for approval prior to installation.

SECONDARY SIGN GUIDELINES

- These signs are reserved for tenants only and are limited to one (1) per Lease.

- These signs shall be located on the free standing wall in front of tenant entrances in the 2' high by 9' wide entry area painted Egret (white).

- Letter font of the signage shall be Highway Gothic "D" (caps only). Exceptions may be approved by the Landlord, on a case-by-case basis, to use Highway Gothic "C" (lower and upper case letters).

- These signs shall be a maximum of approximately 18 square feet, which will fit within the specified area. This is approximately 22 letters. If a sign has more than 22 letters, the overall sign size shall be reduced accordingly to fit within the specified area.

- These signs will be 1/2" thick solid routed acrylic letters with a maximum size of 10" each, painted with acrylic polyurethane and will be flush-mounted to building face using VHB tape and silicone adhesive.

- The sign color will be the building standard dark grey / green color (to match Benjamin Moore #1491).

- Tenant's corporate identity marks (logo mark or signature) shall be approved on a case-by-case basis by Landlord.

- The above is presented as guidelines for signage. All signage plans must be submitted to the Landlord for approval prior to installation.

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                                    EXHIBIT F

         FORM OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

    ATTACHED TO AND MADE A PART OF LEASE BEARING THE LEASE REFERENCE DATE OF MARCH 18, 2003, BETWEEN CALWEST INDUSTRIAL HOLDINGS, LLC, A DELAWARE LIMITED
     LIABILITY COMPANY, AS LANDLORD AND SCM MICROSYSTEMS, INC., A DELAWARE
                             CORPORATION, AS TENANT

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") made as of the [___] day of [______], 2003, by and among LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Calwest Industrial Trust Commercial Pass-Through Certificates Series 2002-CALW, whose Servicer is Midland Loan Services, Inc., whose mailing address is 10851 Mastin, Suite 300, Overland Park, KS 66210 (together with its successors and assigns, the "Lender"), SCM MICROSYSTEMS, INC., a Delaware corporation ("Tenant") and CALWEST INDUSTRIAL HOLDINGS, LLC, a Delaware limited liability company ("Landlord").

                                   WITNESSETH:

         WHEREAS, Lender, as successor-in-interest to Secore Financial Corporation ("Secore"), is the mortgagee or beneficiary under a mortgage or deed of trust (the "Mortgage") of even date herewith made by Landlord to Lender covering the land (the "Land") described on Exhibit A attached hereto and all improvements (the "Improvements") now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the "Property"), which Mortgage secures all amounts payable by Landlord to Lender under that certain Loan Agreement of even date herewith between Lender's predecessor-in-interest, Secore, Landlord and CALWEST INDUSTRIAL HOLDINGS, LLC (the "Loan Agreement"); and

         WHEREAS, by a lease dated as of March 18, 2003 (which lease, as the same may have been amended and supplemented, is hereinafter called the "Lease"), Landlord or Landlord's predecessor-in-interest leased to Tenant certain space located in the Improvements (the "Premises"); and

         WHEREAS, the parties hereto desire to make the Lease subject and subordinate to the Mortgage and the Loan Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

         1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant's right, title and interest in and to the Premises and all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Mortgage and the lien thereof, to all the terms, conditions and provisions of the Mortgage and the Loan Agreement, to each and every advance made or hereafter made under the Loan Agreement, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage and/or the Loan Agreement, so that at all times the Mortgage shall be and remain a lien on the Property prior and superior to the Lease for all purposes; provided, however, and Lender agrees, that so long as
(A) no event has occurred and no condition exists, which would entitle Landlord to terminate the Lease or would cause, without further action of Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant from the Premises, (B) Tenant shall duly confirm its attornment to Lender or its successor or assign by written instrument reasonably acceptable to Lender and Tenant as set forth in Paragraph 3 hereof, and (C) then Tenant's leasehold estate under the Lease shall not be terminated, Tenant's possession of the Premises shall not be disturbed by Lender and Lender will accept the attornment of Tenant.

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         2.       Notwithstanding anything to the contrary contained in the
Lease, Tenant hereby agrees that in the even of any act, omission or default by Landlord or Landlord's agents, employees, contractors, licensees or invitees which would give Tenant the rights, either immediately or after the lapse of a period of time, to terminate the Lease, Tenant will not exercise any such right
(i) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, in accordance with Paragraph 8 hereof, and (ii) until a period of not less than thirty (30) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such thirty (30) day period, if Lender shall within such period proceed promptly to cure the same (including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Lender shall be extended for such period as may be necessary to complete the curing of the same with diligence (but in no event shall such period extend beyond sixty (60) days following the giving of such notice). Lender's cure of Landlord's default shall not be considered an assumption by Lender of Landlord's other obligations under the Lease. If Lender or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations when such person or entity assigns, sells or otherwise transfers its interest in the Premises or the Property with respect to obligations accruing after the date of such assignment, sale or other transfer.

         3. In the event that Lender succeeds to the interest of Landlord or any successor to Landlord, then subject to the provisions of this Agreement including, without limitation, Paragraph 1 above, the Lease shall nevertheless continue in full force and effect, Tenant's possession of the Premises shall not be disturbed by Lender and Tenant shall and does hereby agree to attorn to and accept Lender and to recognize Lender as its Landlord under the Lease for the then remaining balance of the term thereof, and upon request of Lender, Tenant shall execute and deliver to Lender an agreement of attornment reasonably satisfactory to Lender and Tenant.

         4. If Lender succeeds to the interest of Landlord or any successor to Landlord, in no event shall Lender have any liability for any act or omission of any prior landlord under the Lease which occurs prior to the date Lender succeeds to the rights of Landlord under the Lease. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Land and the Improvements for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease.

         5. Tenant agrees that no prepayment of rent or additional rent due under the Lease of more than one month in advance, and no amendment, modification, voluntary surrender or voluntary cancellation of the Lease, and no waiver or consent by Landlord under the terms of the Lease, shall be binding upon or as against Lender, as holder of the Mortgage, and as Landlord under the Lease if it succeeds to that position, unless consented to in writing by Lender (which consent shall not be unreasonably withheld or delayed with respect to any amendment or modification of the Lease). Tenant further agrees with Lender that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Lender's prior written consent.

         6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

         7. All remedies which Lender may have against Landlord provided herein, if any, are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others. If any party consists of multiple individuals or entities, each of same shall be jointly and severally liable for the obligations of such party hereunder.

         8. All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail,

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postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below, or, if sent by telegram, when delivered by or refused upon attempted delivery by the telegraph office. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of the same shall be deemed notice to such party.

         Lender's Address:

         Midland Loan Services, Inc.
         Asset Management Department
         10851 Mastin
         Suite 300
         Overland Park, KS 66210

         Landlord's Address:

         Calwest Industrial Holdings, LLC
         c/o Global Securitization Services
         103 Foulk Road
         Suite 205-11
         Wilmington, Delaware 19803
         Attention: Andrew L. Stidd
         Telecopier: (302) 652-8667

         With a copy to:

         RREEF Management Company
         6759 Sierra Court, Suite E
         Dublin, California 94568
         Attention: Eric Russell
         Telecopier: (925) 556-5590

         Tenant's Address:

         Name: _____________________________________________

         Address: __________________________________________

                  __________________________________________

                  __________________________________________

         Attention: ________________________________________

         9. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the state in which the Property is located.

         10. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein "Lender" shall include any subsequent holder of the Mortgage.

         11. Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Property and the Property pursuant to the Mortgage, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Mortgage. Tenant agrees to pay all rents and other amounts due under the Lease directly to Lender

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upon receipt of written demand by Lender, and Landlord hereby consents thereto.
The assignment of the Lease to Lender, or the collection of rents by Lender pursuant to such assignment, shall not obligate Lender to perform Landlord's obligations under the Lease unless Lender succeeds to the interest of Landlord under the Lease.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              Lender:

                              LaSalle Bank N. A., as Trustee for the holders of Calwest Industrial Trust Commercial Mortgage Pass-Through Certificates Series 2002-CALW, by and through its Master Servicer and Attorney-in-fact, Midland Loan Services, Inc., a Delaware corporation

                              By:_______________________________________________
                                          Authorized Signatory

                              Landlord:

                              Calwest Industrial Holdings, LLC,
                              a Delaware limited liability company

                              By:_______________________________________________

                              Name:_____________________________________________

                              Its:______________________________________________

                              Tenant:

                              Tenant Name:______________________________________

                              By:_______________________________________________
                                          Authorized Signatory

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